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                                                                      EXHIBIT 21


                        LIST OF SUBSIDIARY CORPORATIONS
                           ARKANSAS BEST CORPORATION


The Registrant owns and controls the following subsidiary corporations:

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                                                          JURISDICTION OF                  % OF VOTING
        NAME                                              INCORPORATION                   SECURITIES OWNED
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
SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
   ABF Freight System, Inc.                                 Delaware                           100
   Treadco, Inc.                                            Delaware                          49.2
   Transport Realty, Inc.                                   Arkansas                           100
   Data-Tronics Corp.                                       Arkansas                           100
   ABF Cartage, Inc.                                        Delaware                           100
   Land-Marine Cargo, Inc.                                  Puerto Rico                        100
   ABF Freight System Canada, Ltd.                          Canada                             100
   ABF Freight System de Mexico, Inc.                       Delaware                           100
   Agile Freight System, Inc.                               Delaware                           100
   Agricultural Express of America, Inc.                    Delaware                           100
   Clipper Exxpress Company                                 Delaware                           100
   G.I. Trucking Company                                    California                         100
   CaroTrans International, Inc.                            North Carolina                     100
   Motor Carrier Insurance, Ltd.                            Bermuda                            100
   FleetNet America, Inc.                                   North Carolina                     100
   Best Service Corp.                                       Arkansas                           100

Subsidiary of ABF Freight System, Inc.:
   ABF Freight System (B.C.), Ltd.                          British Columbia                   100
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